EXHIBIT 21.1



                     Private Media Group, Inc. Subsidiaries



         Subsidiary                                    Place of Incorporation
         ----------                                    ----------------------
         Cine Craft Limited                            Gibraltar
         Coldfair Holdings Limited                     Cyprus
         Milcap Media Limited                          Cyprus
         Private.Com PLC                               United Kingdom
         Private North America, Inc.                   United States of America
         Private Benelux B.V.                          The Netherlands
         Fraserside Holdings Limited                   Cyprus
         Peach Entertainment Distribution AB           Sweden
         Milcap Publishing Group Italy Srl             Italy
         Milcap Media Group S.L.                       Spain
         Private France SAS                            France
         Symbolic Productions S.L.                     Spain
         Milcap Publishing Group AB                    Sweden
         Viladalt S.L.                                 Spain